CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-282457) of Nuveen Minnesota Quality Municipal Income Fund of our report dated July 28, 2025, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
August 6, 2025

KPMG LLP
Aon Center
Suite 5500 200 E. Randolph Street
Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 25, 2024, with respect to the financial statements and financial highlights of Nuveen Massachusetts Quality Municipal Income Fund, Nuveen Minnesota Quality Municipal Income Fund, and Nuveen Virginia Quality Municipal Income Fund.

Chicago, Illinois

August 6, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.